UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Kartoon Studios, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, California 90210

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE RECONVENED ON September 20, 2023

This proxy statement supplement (this “Supplement”), dated September 12, 2023, supplements the definitive proxy statement (the “Proxy Statement”) filed by Kartoon Studios, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 14, 2023, and made available to the Company’s stockholders in connection with the solicitation of proxies by the board of directors of the Company (the “Board”) for the 2023 annual meeting of stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

The Annual Meeting was originally scheduled for August 25, 2023 to consider and vote upon the proposals identified in the Proxy Statement (the “Proposals”), but was adjourned, as previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on August 28, 2023 (the “Form 8-K”), in order to allow stockholders of the Company additional time, given the then-upcoming Labor Day holiday, to consider the Proposals to be presented for a vote at the Annual Meeting and submit proxies to vote their shares. As announced at the adjourned meeting on August 25, 2023 and subsequently disclosed in the Form 8-K, the Annual Meeting will be reconvened, virtually in the same manner as the adjourned meeting, on Wednesday, September 20, 2023, at 10:00 a.m. Pacific Standard Time.

The reconvened Annual Meeting will be held via a live webcast accessible at www.virtualshareholdermeeting.com/TOON2023. The record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the reconvened Annual Meeting remains 5:00 p.m., Pacific Standard Time, on June 27, 2023 (the “Record Date”).

This Supplement is being filed with the SEC and is being made available, on or about September 12, 2023, to stockholders of record who owned our common stock, par value $0.001 per share (the “Common Stock”), on the Record Date. Only stockholders of record as of the Record Date are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

Removal of Proposals 3, 6 and 7 From Stockholder Consideration

On September 11, 2023, the Board determined not to seek stockholder approval of (i) the Company’s Proposal 3, a proposal to approve the change of the Company’s state of incorporation from Nevada to Delaware, (ii) the Company’s Proposal 6, a proposal to adjourn the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt Proposals 3 and/or 7, and (iii) the Company’s Proposal 7, a proposal to approve a proposed amendment to the Company’s Articles of Incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 190,000,000 shares with a corresponding increase in the total number of authorized shares of capital stock of the Company from 50,000,000 shares to 200,000,000 shares, and has withdrawn Proposals 3, 6 and 7 from the agenda for the reconvened Annual Meeting.

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Proposals 3, 6 and 7 are withdrawn and will not be considered or voted upon at the reconvened Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the reconvened Annual Meeting.

Although the Board believes that Proposals 3, 6 and 7 were appropriately proposed by the Company, upon review and careful consideration of feedback from stockholders, further discussions with management and its advisors and other relevant factors, the Board has determined to withdraw Proposals 3, 6 and 7 from stockholder consideration for the reconvened Annual Meeting. Notwithstanding the foregoing, the Board reserves the right to revisit the possibility of proposing to stockholders at any point in the future that (i) the Company be reincorporated from Nevada to Delaware and/or (ii) the Company’s Articles of Incorporation be amended to increase our authorized shares of capital stock when and if necessary.

As a result of the removal of Proposals 3, 6 and 7 from stockholder consideration at the reconvened Annual Meeting, the Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposals 3, 6 and 7.

•	Any proxy card or voting instructions received in the future for Proposals 1, 2, 4, 5 and 8 will be valid.

•	Proxy cards or voting instructions received with direction on Proposals 3, 6 and 7 will not be voted on Proposals 3, 6 and 7. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals 1, 2, 4, 5 and 8) will remain valid and will be voted on as directed.

•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” in the Important Information About the Annual Meeting and Voting section in the Proxy Statement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On July 14, 2023, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at www.proxyvote.com.

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